Exhibit 10.13

Restricted Stock Units
Retention Award Agreement

Throughout this Award Agreement, we sometimes refer to Sprint Corporation (the “Corporation”) and its subsidiaries as “we” or “us.”

1. Award of Restricted Stock Units
On August 1, 2013 (the “Date of Grant”), the Section 16 Sub-Committee of the Compensation Committee of the Board of Directors of the Corporation granted you an Award of 1,733,102 Restricted Stock Units (the “RSUs”) under the terms of the Sprint Corporation 2007 Omnibus Incentive Plan (the “Plan”). Subject to the terms and conditions of the Plan and this Award Agreement, an RSU represents the right for you to receive from us one share of Common Stock.

2. Restriction Period; Forfeiture
Your RSUs will vest on the earlier of (a) August 1, 2018, and (b) the date vesting is accelerated as described in paragraph 3 below (“Vested RSUs”), conditioned on you continuously serving as our employee to such date (the “Vesting Date”). You will forfeit as of your Separation from Service RSUs that are not vested pursuant to this paragraph. Separation from Service is defined in the Plan. Generally, it means the last day of your relationship with us as a common-law employee as reflected on our payroll records. You will also forfeit your RSUs or we may recover any compensation related thereto to the extent the Board of Directors of the Corporation determines that their or its value is based on financial results or operating objectives impacted by your knowing or intentional fraudulent or illegal conduct and that such forfeiture or recovery is appropriate. You will also forfeit your RSU immediately as of your breach of a restrictive covenant under your employment agreement.

3. Acceleration of Vesting
Your RSUs will vest fully on your Separation from Service under the following circumstances:

Event	Condition for Vesting Acceleration
Death	If you die.
Disability	If you have a Separation from Service under circumstances that make you eligible for benefits under the Sprint Long-Term Disability Plan.
Involuntary Termination without Cause or Resignation with Good Reason
If you have a Separation from Service under circumstances that you receive severance benefits under the Sprint Separation Plan (or its successor), the Sprint Change in Control Severance Plan (or its successor) or your employment agreement.

4. Dividends
If cash dividends are paid on the Common Stock underlying RSUs, which you hold on the dividend record date, you will receive a cash payment equal to the amount of

Hesse RSU Retention Award Agreement

the dividend that would be paid on such Common Stock, subject to the vesting provisions with respect to, and delivery at the same time as the shares underlying, your RSUs.

If non-cash dividends are paid on the Common Stock underlying your RSUs, and you hold the RSUs on the dividend record date, the Board of Directors of the Corporation, or a sub-committee thereof, in its sole discretion, may (1) adjust your RSUs as described in paragraph 8 of this Award Agreement, or (2) provide for distribution of the property distributed in the non-cash dividend. The additional RSUs or property distributed is subject to vesting provisions with respect to, and delivery at the same time as the shares underlying, the original RSUs.

5. Delivery Date; Market Value Per Share
The Delivery Date (the date as of which we distribute to you the Common Stock underlying your Vested RSUs) is the Vesting Date, or the day after the Six-Month Payment Delay if that delay applies to your RSUs. We calculate your taxable income on the Delivery Date using the Market Value Per Share on the immediately preceding trading day, but we use the average of the high and low reported prices of our Common Stock instead of the closing price. We will distribute the Common Stock underlying your Vested RSUs as soon as practicable after the Delivery Date, but in no event later than 45 days after the Delivery Date. Six-Month Payment Delay is defined in the Plan to mean the required delay in payment to a Participant who is a “specified employee” of amounts subject to Section 409A of the Internal Revenue Code (the “Code”) that are paid upon Separation from Service.

6. Transfer of your RSUs and Designation of Beneficiaries
Your RSUs represent a contract between the Corporation and you, and your rights under the contract are not assignable to any other party during your lifetime nor do they give you a preferred claim to any particular assets or shares of the Corporation. Upon your death, shares of Common Stock underlying your RSUs will be delivered in accordance with the terms of the Award to any beneficiaries you name in a beneficiary designation or, if you make no designation, to your estate.

7. Plan Terms
All capitalized terms used in this Award Agreement that are not defined herein have the same meaning as those terms have in the Plan. The terms of the Plan are hereby incorporated by this reference. The Plan is available online at http://iconnect.corp.sprint.com/portal/iland/?dochome=iw&docpath=IntranetDirectory/LandingPage/20080605_1650_10367056#LTI.

8. Adjustment
In the event of any change in the number or kind of outstanding shares of our Common Stock by reason of a recapitalization, merger, consolidation, spin-off, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in our corporate structure or shares of our Common Stock, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations in the number and kind of shares subject to outstanding Awards and any other adjustments as the Board deems appropriate.

Hesse RSU Retention Award Agreement

9. Amendment; Discretionary Nature of Plan
This Award is subject to the terms of the Plan, as may be amended from time to time, except that the Award which is the subject of this Award may not be materially impaired by any amendment or termination of the Plan approved after the Date of Grant without your written consent. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by us, in our sole discretion, at any time. The grant of RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs, other types of grants under the Plan, or benefits in lieu of such grants in the future. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of RSUs granted, the payment of dividend equivalents, and vesting provisions.

10. Data Privacy
By accepting this Award, you (i) authorize us, and any agent of ours administering the Plan or providing Plan recordkeeping services, to disclose to us such information and data as we request in order to facilitate the grant of the RSUs and the administration of the Plan; (ii) waive any data privacy rights you may have with respect to such information; and (iii) authorize us to store and transmit such information in electronic form.

11. Governing Law
This Award Agreement will be governed by the laws of the State of Kansas. No shares of Common Stock will be delivered to you upon the vesting of the RSUs unless our counsel is satisfied that such delivery will be in compliance with all applicable laws.

12. Severability
The various provisions of this Award Agreement are severable, and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

13. Taxes
You are liable for any and all taxes, including withholding taxes, arising out of this grant or the issuance of the Common Stock on vesting of RSUs. We are authorized to deduct the amount of the tax withholding from the amount payable to you upon settlement of the RSUs. We will withhold from the total number of shares of Common Stock you are to receive a number of shares the value of which is sufficient to satisfy any such withholding obligation at the minimum applicable withholding rate. In addition, if you become subject to FICA or Medicare tax, but you are not yet entitled to delivery of the shares of Common Stock underlying the RSUs, you hereby authorize us to withhold the resulting FICA or Medicare tax from other income payable to you.
14. Entire Agreement
You hereby acknowledge that you have read the 2007 Omnibus Incentive Plan Information Statement dated July, 2013 (the “Information Statement”) available at http://iconnect.corp.sprint.com/portal/iland/?dochome=iw&docpath=IntranetDirectory/La

Hesse RSU Retention Award Agreement

ndingPage/20080605_1650_10367056#LTI. To the extent not inconsistent with the provisions of this Award Agreement, the terms of the Information Statement and the Plan are hereby incorporated by reference. This Award Agreement, along with the Information Statement and the Plan, contain the entire understanding of the parties.

Sprint Corporation                    Daniel R. Hesse

By: /s/ Sandra J. Price                    /s/ Daniel R. Hesse

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933